EXHIBIT 99.1

                                BOSTON SCIENTIFIC
                             ANNOUNCES COMPLETION OF
                              SCHNEIDER ACQUISITION


        Natick, MA (September 10, 1998)--Boston Scientific Corporation (NYSE:BSX) announced today that it has completed its acquisition of Schneider Worldwide, a member of the Medical Technology Group of Pfizer Inc. (NYSE:PFE), for $2.1 billion in cash. The purchase price was funded by the issuance of commercial paper.

        Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices. The Company's products are used in a broad range of interventional medical specialties.





                                CONTACT:       Larry Best (508-650-8450)
                                               Sabrina Nicholson (508-647-2551)
                                               Boston Scientific Corporation













         The commercial paper will not be and has not been registered under the Securities Act of 1933. Purchasers of the commerical paper may not reoffer or resell it in the United States absent registration or an applicable exemption from registration requirements.